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                                                                   EXHIBIT 23.2
                        CONSENT OF PRICE WATERHOUSE LLP
     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-3 of NationsBank Corporation of our report dated January 12, 1996, which appears on page 46 of the 1995 Annual Report to Shareholders of NationsBank Corporation, which is incorporated by reference in NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "EXPERTS" in such Prospectus.
PRICE WATERHOUSE LLP
Charlotte, North Carolina
December 10, 1996

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